UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 24, 2019, the Board of Directors (the “Board”) of The Macerich Company, a Maryland corporation (the “Company”), adopted two important governance enhancements: (i) approving a resolution opting out of each of the provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law (“MGCL”), commonly referred to as the Maryland Unsolicited Takeovers Act (“MUTA”), and prohibiting the Company from opting back into any of the MUTA provisions without stockholder approval; and (ii) empowering all stockholders to propose changes to the Amended and Restated Bylaws of the Company (the “Bylaws”) directly for approval by the Company’s stockholders. These changes were adopted as part of the Board’s ongoing commitment to governance best practices that the Board believes are in the best interests of the Company.

Opt-Out of, and Require Stockholder Approval to Opt Into, Maryland’s Unsolicited Takeovers Act

On April 24, 2019, the Board approved a resolution prohibiting the Company from unilaterally electing to be subject to Sections 3-803, 3-804 and 3-805 of Subtitle 8 of Title 3 of the MGCL, or MUTA. MUTA permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect, notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of the following five provisions:

•	Section 3-803 – requiring classification of the board of directors into three classes;

•

Section 3-804(a) – requiring that stockholders may remove any director by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors;

•	Section 3-804(b) – requiring that the number of directors be fixed only by vote of the board of directors;

•

Section 3-804(c) – requiring that any vacancy on the board of directors be filled only by the affirmative vote of a majority of the remaining directors for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•

Section 3-805 – requiring that a special meeting of stockholders may be called only upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

Pursuant to the Board’s resolution, the Company is prohibited from electing to be subject to any of the foregoing provisions, and such prohibition may not be repealed unless a proposal to repeal such prohibition with respect to any such section is approved by the affirmative vote of a majority of the votes cast on the matter by stockholders of the Company. In accordance with Sections 3-802(c) and 3-802(d) of the MGCL, on April 30, 2019, the Company filed Articles Supplementary (“Articles Supplementary”) describing the foregoing prohibition with the State Department of Assessments and Taxation of Maryland for acceptance of record.

The foregoing summary is qualified in its entirety by reference to the full text of the Articles Supplementary, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

All Stockholders Empowered to Amend Bylaws

Also on April 24, 2019, the Board approved an amendment enhancing stockholders’ right to amend the Bylaws by allowing any stockholder to propose amendments to the Bylaws and removing the previous requirement that stockholders meet certain ownership thresholds to submit such a proposal, effective immediately. The Amended Article XIII now permits stockholders to amend the Company’s Bylaws by the affirmative vote of a majority of all votes entitled to be cast on the matter pursuant to a proposal submitted for approval at a duly called annual meeting or special meeting of stockholders by any stockholder, following applicable notice requirements.

The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

3.1	Articles Supplementary of The Macerich Company, dated April 30, 2019.

3.2	Amended and Restated Bylaws of The Macerich Company, dated April 24, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY (Registrant)

Date: April 30, 2019	By:	/s/ Ann C. Menard
Ann C. Menard Executive Vice President, Chief Legal Officer and Secretary